UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

CorEnergy Infrastructure Trust, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	20-3431375
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

1100 Walnut, Ste. 3350, Kansas City, Missouri	64106
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Depositary Shares, each representing a 1/100th fractional interest of a share of 7.375% Series A Cumulative Redeemable Preferred Stock, $.001 par value	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:  333‑176944

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.	Description of Registrant’s Securities to be Registered

The description of the Depositary Shares and the registrant’s 7.375% Series A Cumulative Redeemable Preferred Stock, par value $.001 per share, set forth under the heading “Description of Series A Preferred Stock and Depositary Shares” in the Registrant’s Prospectus Supplement (i) as filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on January 26, 2015, and (ii) relating to the registrant’s Registration Statement on Form S-3 (File No. 333 176944) is hereby incorporated by reference herein.

Item 2.	Exhibits

Exhibit Number	Description

3.1
Articles of Amendment and Restatement of CorEnergy Infrastructure Trust, Inc.  Incorporated by reference to the Registrant’s current report on Form 8-K, filed January 14, 2014 (the first Form 8-K filing on such date).*

3.2	Second Amended and Restated Bylaws of CorEnergy Infrastructure Trust, Inc. Incorporated by reference to the Registrant’s current report on Form 8‑K, filed July 31, 2013.*

3.3	Articles Supplementary, dated January 22, 2015, Establishing and Fixing the Rights and Preferences of the Registrant’s 7.375% Series A Cumulative Redeemable Preferred Stock (filed herewith).

4.1
Form of Stock Certificate for Common Stock of CorEnergy Infrastructure Trust, Inc.  Incorporated by reference to the Registrant’s current report on Form 8-K, filed January 14, 2014 (the first Form 8-K filing on such date).

4.2	Form of Deposit Agreement relating to the Registrant’s 7.375% Series A Cumulative Redeemable Preferred Stock (filed herewith).

4.3	Form of Certificate for the Registrant’s 7.375% Series A Cumulative Redeemable Preferred Stock (filed herewith).

4.4
Form of Registrant’s Depositary Receipt evidencing Depositary Shares, each representing a 1/100th of a share of 7.375% Series A Cumulative Redeemable Preferred Stock (included in the Form of Deposit Agreement filed herewith as Exhibit 4.5).

SEC File No. 1-33292

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

CORENERGY INFRASTRUCTURE TRUST, INC.

/s/ Rebecca M. Sandring
Rebecca M. Sandring
Secretary

Date: January 26, 2015

EXHIBIT INDEX

Exhibit Number	Description

3.1
Articles of Amendment and Restatement of CorEnergy Infrastructure Trust, Inc.  Incorporated by reference to the Registrant’s current report on Form 8-K, filed January 14, 2014 (the first Form 8-K filing on such date).*

3.2	Second Amended and Restated Bylaws of CorEnergy Infrastructure Trust, Inc. Incorporated by reference to the Registrant’s current report on Form 8‑K, filed July 31, 2013.*

3.3	Articles Supplementary, dated January 22, 2015, Establishing and Fixing the Rights and Preferences of the Registrant’s 7.375% Series A Cumulative Redeemable Preferred Stock (filed herewith).

4.1
Form of Stock Certificate for Common Stock of CorEnergy Infrastructure Trust, Inc.  Incorporated by reference to the Registrant’s current report on Form 8-K, filed January 14, 2014 (the first Form 8-K filing on such date).

4.2	Form of Deposit Agreement relating to the Registrant’s 7.375% Series A Cumulative Redeemable Preferred Stock (filed herewith).

4.3	Form of Certificate for the Registrant’s 7.375% Series A Cumulative Redeemable Preferred Stock (filed herewith).

4.4
Form of Registrant’s Depositary Receipt evidencing Depositary Shares, each representing a 1/100th of a share of 7.375% Series A Cumulative Redeemable Preferred Stock (included in the Form of Deposit Agreement filed herewith as Exhibit 4.5).

SEC File No. 1-33292